EXHIBIT 10.43A





                             SONIC AUTOMOTIVE, INC.
                        5401 EAST INDEPENDENCE BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28218

                                October 16, 1997




Mr. Richard S. Dyer, Jr.
      and
Dyer & Dyer, Inc.
c/o Robert J. Kaufman, Esq.
Kaufman, Chaiken, Miller & Klorfein
Suite 720
400 Perimeter Center Terrace, N.E.
Atlanta, GA 30346-1234


         RE:      AMENDMENT TO THE ASSET PURCHASE AGREEMENT

Dear Sirs:

         Reference is made to the Asset Purchase Agreement, dated September 15, 1997 (the "Purchase Agreement") among Sonic Automotive, Inc. (the "Buyer"), Dyer & Dyer, Inc. (the "Seller") and the Richard S. Dyer, Jr. (the "Shareholder"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

         This will confirm our agreement to amend the Purchase Agreement as follows:

         1. The Closing Date Deadline shall be extended to November 21, 1997.

         2. The transaction shall close in escrow on or about November 3, 1997, subject to funding of the Purchase Price, which shall occur not later than the close of business on the Closing Date Deadline, Robert J. Kaufman to act as escrow agent pursuant to a mutually acceptable escrow agreement. Upon completion of the closing in escrow, all conditions to closing under the Purchase Agreement, other than payment of the Purchase Price by the Buyer, shall be deemed to have been satisfied. From November 1, 1997 until the date of funding, the Seller shall continue to operate the Purchased Assets in the ordinary course and shall pay no dividends or distributions to its Shareholder, but Shareholder shall be entitled to compensation during this period of time at the rate specified in the Employment Agreement; at funding, the


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Mr. Richard S. Dyer, Jr.
Dyer & Dyer, Inc.
October 16, 1997
Page 2


Buyer shall also pay interest on the amount of the Purchase Price payable at Closing (i.e., at funding) at the prime rate of SunTrust Bank for the period from and including November 1, 1997 to and including the date that Seller receives good funds. If funding does not occur by the close of business on the Closing Date Deadline, the closing in escrow shall be void ab initio and the provisions of the Purchase Agreement, including Article 11, shall be applicable.

         3. At the time of the closing in escrow referred to in paragraph 2 above, the Buyer shall deliver to the Seller a Guaranty of the Buyer's Termination Fee by Sonic Financial Corp., the Buyer's majority stockholder, together with such supporting corporate documentation and an opinion of Buyer's counsel with respect thereto as the Seller may reasonably request.

         4. Section 3(b)(v) of the Employment Agreement will be amended to provide that the calculation of Richard Dyer's "Special Bonus" thereunder will be before (as opposed to after) calculation of any bonus for Peggy McFarland.

         5. Any expenses associated with the environmental liability with respect to pooling of fuel, tank(s) and tank(s) removal, discovered during the Environmental Audit, including, but not limited to, inspection, analysis, and any and all expenses association with correction and remediation of the environmental problem, shall be subject to the $150,000 "basket" provided in
Section 10.2 of the Purchase Agreement.

         6. This Letter Agreement shall serve to modify those provisions of the Purchase Agreement identified herein, and, to the extent that a conflict arises between this Letter Agreement and the Purchase Agreement, this Letter Agreement shall control. Except as amended herein, the Purchase Agreement shall remain in full force and effect.







                      (Signatures Appear on Following Page)


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Mr. Richard S. Dyer, Jr.
Dyer & Dyer, Inc.
October 16, 1997
Page 3

         Please indicate our mutual agreement by signing a copy of this letter in the space provided below and returning it to the undersigned.

                                                       Very truly yours,

                                                       SONIC AUTOMOTIVE, INC.


                                                         /s/ Bryan Scott Smith
                                                       _________________________
                                                       By:     Bryan Scott Smith
                                                       Title:  President


Accepted and Agreed as of the
date first set forth above:


         /s/ Richard S. Dyer, Jr.
_______________________________________
Richard S. Dyer, Jr.


Dyer & Dyer, Inc.


         /s/ Richard S. Dyer, Jr.
_______________________________________
By:      Richard S. Dyer, Jr.
Title:   President


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